THIS AGREEMENT is made on 4 December 2002

BETWEEN

(1) CALEDONIA INDUSTRIAL & SERVICES LIMITED whose registered office is at Cayzer House, 30 Buckingham Gate, London SW1E 6NN (the Vendor)

(2) CALEDONIA INVESTMENTS PLC whose registered office is at Cayzer House, 30 Buckingham Gate, London SW1E 6NN (the Purchaser)

WHEREAS

(A) Offshore Logistics, Inc. whose business address is at 224 Rue du Jean, PO Box 5C, Lafayette, Louisiana 70505, United States (the Company) is a company incorporated under the laws of the State of Delaware.

(B) The Vendor is the sole legal and beneficial owner of the securities in the Company listed in the schedule to this Agreement (the Securities).

(C) The Vendor has agreed to sell all of the Securities to the Purchaser for the consideration and upon the terms set out in this Agreement.

IT IS AGREED as follows:

1.       SALE OF THE SECURITIES AND CONSIDERATION

1.1 The Vendor agrees to sell the Securities and the Purchaser agrees to purchase the Securities, on the terms that the same covenants shall be deemed to be given by the Vendor on Completion in relation to the Securities as are implied under Part I of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee. The Securities shall be sold free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever, together with all rights attaching to them including, without limitation, the right to receive all dividends and other distributions declared, made or paid on or after the date of this Agreement.

1.2 The total purchase price for the Securities shall be the payment by the Purchaser to the Vendor of the sum of (pound)24,822,999.01 (being the sterling value of the latest available mid market prices for the Securities multiplied by the number of Securities on the last practicable date prior to the execution of this Agreement and which includes accrued plus unpaid interest of (pound)185,651.36 receivable in relation to the 6 per cent. convertible loan stock).

2.       COMPLETION

2.1 The sale and purchase of the Securities shall be completed immediately after this Agreement is signed, when the events set out in the following provisions of this clause 2 shall take place.

2.2 The Vendor shall, where appropriate, deliver or cause to be delivered to the Purchaser duly executed transfers into the name of the Purchaser or its nominee in respect of all the Securities, together with the relative share certificates or, if any of the Securities are in uncertificated form, the Vendor shall procure that the appropriate action is taken in order to ensure that the Vendor's entire interest in such Securities is transferred to the Purchaser.

2.3 The purchase price referred to in clause 1.2 shall be left outstanding (together with accrued interest thereon) as a debt payable on demand in writing made by the Vendor on the Purchaser at any time after the date of this Agreement, carrying interest on the principal amount (and any interest owed in respect of periods up to the start of the relevant interest period) at the rate of LIBOR plus one (1) per cent. (as defined below) which shall be calculated in respect of each period of three months for which the purchase price is left outstanding (an interest period) and payable on the last day of each such interest period. In the event that the purchase price and interest thereon is repaid otherwise than at the end of an interest period, the interest in respect of the period from the end of the last interest period until the date of such repayment shall be the rate of LIBOR plus one (1) per cent. pro-rated (on a simple time basis) accordingly.

2.4      For the purposes of this Agreement "LIBOR" means:

(a) the display rate of the offered quotation for deposits in pounds sterling for a period of three months of Telerate Page 3749 (as defined below) at or about 11.00 a.m. on the relevant date; or

(b) if the display rate cannot be determined under paragraph (a) above, the rate determined by the Purchaser to be the arithmetic mean (rounded, if necessary, to the nearest two decimal places with the midpoint rounded upwards) of the rates notified to the Purchaser by each of HSBC Bank plc and Barclays Bank plc as the rate at which such bank is offering deposits in pounds sterling and for the period of six months in the relevant amount at or about 11.00 a.m. on the relevant date.

For the purposes of this clause 2.4 "Telerate Page 3749" means the display designated as page 3749 on the Telerate Service (or such other page as may replace page 3749 on that service or such other service as may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned.

3.       WARRANTIES

The Vendor represents and warrants to the Purchaser that:

(a) the Vendor is the sole legal and beneficial owner of the Securities free from all security interests, options, equities, claims or other third party rights (including, without limitation, rights of pre-emption) of any nature whatsoever; and

(b)      the Vendor has the legal right to dispose of the Securities.

4.       ENTIRE AGREEMENT

This Agreement sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Securities.

5.       FURTHER ASSURANCE

The Vendor agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the Purchaser may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transaction contemplated by it and for the purpose of vesting in the Purchaser the full benefit of the assets, rights and benefits to be transferred to the Purchaser under this Agreement.

6.       VARIATION

No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the parties to it.

7.       NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

8.       GOVERNING LAW

This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

                                   Schedule 1

                                 The Securities

------------------------------- ---------------------- --------------------
         Type                          Number              Value ((pound))


------------------------------- ---------------------- --------------------
------------------------------- ---------------------- --------------------
Common Stock                                1,300,000        17,661,285.18
------------------------------- ---------------------- --------------------
------------------------------- ---------------------- --------------------
6% Convertible Loan Stock                  10,350,000         7,161,713.83
------------------------------- ---------------------- --------------------

IN WITNESS whereof this Agreement has been signed by and on behalf of the parties on the day and year first before written.

SIGNED by /s/ Caledonia Industrial & Services Limited         )
for and on the behalf of                                      )
CALEDONIA INDUSTRIAL &                                        )
SERVICES LIMITED                                              )



SIGNED by /s/ Caledonia Investments plc                       )
for and on the behalf of                                      )
CALEDONIA INVESTMENTS PLC                                     )

                                    CONTENTS

CLAUSE                                                               PAGE

1.  SALE OF THE SECURITIES AND CONSIDERATION ...........................1


2.  COMPLETION .........................................................1


3.  WARRANTIES .........................................................2


4.  ENTIRE AGREEMENT ...................................................3


5.  FURTHER ASSURANCE ..................................................3


6.  VARIATION ..........................................................3


7.  NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 .......3


8.  GOVERNING LAW ......................................................3


SCHEDULE 1 THE SECURITIES ..............................................4





                                                                          Page I

                                 4 DECEMBER 2002

                     CALEDONIA INDUSTRIAL & SERVICES LIMITED

                            CALEDONIA INVESTMENTS PLC

================================================================================

                                    AGREEMENT

                          FOR THE SALE AND PURCHASE OF
                      SECURITIES IN OFFSHORE LOGISTICS INC

================================================================================





                     LOGO [FRESHFIELDS BRUCKHAUS DERINGER]